State of Delaware
Secretary of State
Division of Corporations
Delivered 01:09 PM 07/11/2003
FILED 11:29 AM 07/11/2003
SRV 030456320 - 3680578 FILE

CERTIFICATE OF FORMATION

OF

BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC

The undersigned, an authorized person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

FIRST: The name of the limited liability company ("limited liability company") is BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC.

SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware.

Executed on July 10, 2003.

Stephen C. Petrovich
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:52 PM 08/12/2005
FILED 07:15 PM 08/12/2005
SRV 050670061 - 3680578 FILE

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC

BHC Northwest Psychiatric Hospital, LLC (hereinafter called the "company"), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is BHC Northwest Psychiatric Hospital, LLC.

2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:

National Registered Agents, Inc.
160 Greentree Drive, Suite 101
Dover, Delaware 19904
County of Kent

Executed on 8/8/05
[Month/Day/Year]

Jack Polson, Member

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:39 PM 10/10/2007
FILED 03:36 PM 10/10/2007
SRV 071102501 - 3680578 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: BHC Northwest Psychiatric Hospital, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 1st day of October, A.D. 2007.

By: Samantha Jones
Authorized Person(s)

Name: Samantha Jones
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